SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 26, 2007

Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 452-2323

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2007, the Board of Directors (the “Board”) of Cypress Bioscience, Inc. (the “Company”) met and approved an amendment to the Amended and Restated Employment Agreement between the Company and Jay Kranzler, a copy of which is attached as Exhibit 10.1 (the “Amendment”), which was proposed and recommended by the Compensation Committee of the Company.

The Amendment was adopted to provide that Dr. Kranzler’s employment agreement automatically renews each year, unless either Dr. Kranzler or the Company provides notice prior to the renewal date.  All other provisions of Dr. Kranzler’s employment agreement remain the same.

Item 9.01: Financial Statements and Exhibits.

                (d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Amended and Restated Employment Agreement between the Company and Dr. Jay Kranzler dated January 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.

Date: January 30, 2007	By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT 10.1	Amendment No. 1 to the Amended and Restated Employment Agreement between the Company and Dr. Jay D. Kranzler dated January 26, 2007.